SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 11, 2005

LITHIUM TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10446	13-3411148
(State or Other Jurisdiction of Incorporation or Organization	(Commission File Number)	(IRS Employer Identification No.)

5115 Campus Drive, Plymouth Meeting, PA	19462
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 940-6090

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of us under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement

(a) Standby Equity Distribution Agreement

On March 11, 2005, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, LP, pursuant to which we may, at our discretion, periodically sell to Cornell Capital shares of our common stock for a total purchase price of up to $15,000,000. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital will pay us 98% of the lowest volume weighted average price of our common stock as quoted by on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the date we deliver a notice requiring Cornell Capital to purchase our shares under the Standby Equity Distribution Agreement.

Cornell Capital Partner’s obligation to purchase shares of our common stock under the Standby Equity Distribution Agreement is subject to certain conditions, including us obtaining an effective registration statement for shares of common stock sold under the Standby Equity Distribution Agreement (the “Registration Statement”) and is limited to $200,000 per weekly advance and $800,000 per 30 days.

The commitment period under the Standby Equity Distribution Agreement commences on the earlier to occur of (i) the date that the Registration Statement is declared effective by the Securities and Exchange Commission (the “Effective Date”), or (ii) such earlier date as we and Cornell Capital may mutually agree in writing.

The commitment period under the Standby Equity Distribution Agreement expires on the earliest to occur of (i) the date on which Cornell Capital has purchased an aggregate amount of $15,000,000 shares of our common stock under the Standby Equity Distribution Agreement, (ii) the date occurring twenty-four months after the Effective Date, or (iii) the date the Agreement is earlier terminated (in the event that (x) there occurs any stop order or suspension of the effectiveness of the Registration Statement for an aggregate of fifty trading days, other than due to the acts of Cornell Capital, during the commitment period, and (y) we fail materially to comply with any of the covenants contained in the Standby Equity Distribution Agreement and such failure is not cured within thirty days after receipt of written notice from Cornell Capital, provided, however, that this termination provision does not apply to any period commencing upon the filing of a post-effective amendment to the Registration Statement and ending upon the date on which such post effective amendment is declared effective by the SEC).

We have agreed to pay Cornell Capital 5% of the proceeds that we receive under the Standby Equity Distribution Agreement. In addition, upon execution of the Standby Equity Distribution Agreement, we paid Cornell Capital a commitment fee of 2,922,078 shares of our common stock.

We also paid Yorkville Advisors Management, LLC a fee of $15,000 for structuring and legal expenses and $5,000 for due diligence expenses.

We also paid Newbridge Securities Corporation a fee of $10,000 in our common stock (66,667 shares) under a placement agent agreement relating to the Standby Equity Distribution Agreement.

Issuance of the securities to Cornell Capital Partners and Newbridge Securities Corporation was exempt from registration pursuant to Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act. The securities were issued to accredited investors in a private placement without the use of any form of general solicitation or advertising.

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(b) Debenture Purchase Agreement

On March 11, 2005, we entered into a Debenture Purchase Agreement with an investor, pursuant to which we issued debentures in the principal amount of $2,500,000. The debentures have a two year term and accrue interest at 12% per year.

The debentures contain a provision that in the event that the holder elects to waive the conversion feature of the debentures by April 15, 2005, the maturity and amortization of the debentures will be amended such that the debentures will be repaid in 10 equal monthly installments with accrued interest commencing July 15, 2005. The investor waived the conversion feature simultaneously with the closing of the transaction.

Item 2.03. Creation of a Direct Financial Obligation.

See Item 1.01 above.

Item 3.02. Unregistered Sales of Equity Securities

(a) Standby Equity Distribution Agreement

See Item 1.01(a) above.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 17, 2005

LITHIUM TECHNOLOGY CORPORATION
(Registrant)

By:	/S/ JOHN J. MCGOVERN
John J. McGovern
Chief Financial Officer

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